SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of April 22, 2020 (the “Second Amendment Effective Date”), is entered into among TRACTOR SUPPLY COMPANY, a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”), Swingline Lender and Issuing Lender. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

        A. The Borrower, the Guarantors, the Lenders, the Issuing Lender, the Swingline Lender and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 19, 2016 (as amended or modified from time to time, the “Credit Agreement”).

        B. The Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement, and the Lenders have agreed to such request, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

        1. Amendments.

(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“April 2020 Incremental Term Loan” means the Incremental Term Loan established in April 2020.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero (or, in the case of the April 2020 Incremental Term Loan 0.75%), the Benchmark Replacement will be deemed to be zero for the purposes of this Credit Agreement (or, in the case of the April 2020 Incremental Term Loan, 0.75%).

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Eurodollar Base Rate permanently or indefinitely ceases to provide LIBOR; and

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.7(b) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.7(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-

denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.7(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“LIBOR” has the meaning set forth in the definition of “Eurodollar Base Rate”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means April 22, 2020.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b) The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Eurodollar Base Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.7(b):

(a) for any interest rate calculation with respect to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period published by the ICE Benchmark Administration Limited, a United Kingdom company (“LIBOR”), or a comparable or successor quoting service approved by the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period (the “LIBOR Rate”). If, for any reason, such rate is not so published, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

(b) for any interest rate calculation with respect to a Base Rate Loan, the LIBOR Rate at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of the Eurodollar Base Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Credit Agreement entered into in accordance with Section 3.7(b), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c) New Sections 1.8 and 1.9 are hereby added to the Credit Agreement to read as follows:

1.8 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Base Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

1.9 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

(d) The reference to “$300,000,000” in Section 3.4(c)(i) of the Credit Agreement is hereby amended to be a reference to “$650,000,000”.

(e) Section 3.4(c)(ix)(A) of the Credit Agreement is hereby amended to read as follows:

          (A)  the final maturity date for such Incremental Term Loan shall be as set forth in the applicable Incremental Term Loan Agreement, provided that such date shall not be earlier than the Maturity Date for the Term Loan (except for the April 2020 Incremental Term Loan, which may have a maturity date 364 days after the Second Amendment Effective Date);

(f) Section 3.4(c)(ix)(D) of the Credit Agreement is hereby amended to read as follows:

          (C) except as provided in subsections (A), (B) and (C) above, the terms of each Incremental Term Loan shall be identical to that of the Term Loan; provided, that, the April 2020 Incremental Term Loan may have a LIBOR floor of 0.75%.

(g) Section 3.7 of the Credit Agreement is hereby amended to read as follows:

         3.7 Inability to Determine Rates.

          (a) Subject to clause (b) below, if in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan or (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Base Rate component of the Base Rate, the utilization of the Eurodollar Base Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

   (b) Effect of Benchmark Transition Event.

           (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Credit Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.7(b) will occur prior to the applicable Benchmark Transition Start Date.

           (ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement.
           (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.7(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.7(b).

           (iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

(h) The following sentence is hereby added to the end of Section 6.19 of the Credit Agreement to read as follows:

As of the Second Amendment Effective Date, all of the information included in any Beneficial Ownership Certification delivered in connection with the Second Amendment is true and correct.

(i) A new Section 7.15 is hereby added to the Credit Agreement to read as follows:

7.15 Beneficial Ownership Regulation.

Each Credit Party will, and will cause its Subsidiaries to, (a) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (b) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(j) The following Sections 12.23, 12.24 and 12.25 are hereby added to the Credit Agreement to read as follows:

12.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or Issuing Lender that is an Affected Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

         (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and

         (b) the effects of any Bail-In Action on any such liability, including, if applicable:

          (i) a reduction in full or in part or cancellation of any such liability;

          (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

          (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

12.24 Certain ERISA Matters.

         (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

          (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;

          (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement;

          (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement; or

          (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arrangers nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related hereto or thereto).

12.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.25, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(k) Schedule 11.1 to the Credit Agreement is hereby deleted and replaced with Schedule 11.1 attached hereto.

2. Effectiveness; Conditions Precedent. This Agreement shall be effective as of the date first set forth above upon satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders.

(b) The Administrative Agent shall have received the following:

(i) Copies of the articles or certificates of incorporation or other organization documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Second Amendment Effective Date, or, if applicable, a certificate of a secretary or assistant secretary of such Credit Party as of the Second Amendment Effective Date certifying that no changes have been made to the articles of articles or certificates of incorporation or other organization documents of such Credit Party since date on which such documents were previously delivered to the Administrative Agent;

(ii) A copy of the bylaws, operating agreement or partnership agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Second Amendment Effective Date, or, if applicable, a certificate of a secretary or assistant secretary of such Credit Party as of the Second Amendment Effective Date certifying that no changes have been made to the bylaws, operating agreement or partnership agreement of such Credit Party since date on which such documents were previously delivered to the Administrative Agent;

(iii) Copies of resolutions of the Board of Directors or other governing body of each Credit Party approving and adopting this Agreement, the transactions contemplated herein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Second Amendment Effective Date;

(iv) Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation; and

(v) an incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Second Amendment Effective Date.

(c) The Administrative Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Administrative Agent dated as of the Second Amendment Effective Date from counsel to the Credit Parties.

(d) (i) The Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Second Amendment Effective Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(ii) The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Second Amendment Effective Date.

(f) The Borrowers shall have paid all fees owing to the Administrative Agent and Wells Fargo Securities, LLC.

3. Expenses. The Credit Parties agree to reimburse the Administrative Agent for all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable and documented fees and expenses of Moore & Van Allen PLLC.

4. Ratification of Credit Agreement. Each Credit Party acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Credit Documents, as amended hereby. This Agreement is a Credit Document.

5. Authority/Enforceability. Each Credit Party represents and warrants as follows:

         (a) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

         (b) This Agreement has been duly executed and delivered by such Credit Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar law and to general principles of equity.

         (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Credit Party of this Agreement.

         (d) The execution and delivery of this Agreement does not (i) contravene the terms of its organizational documents, (ii) violate any Requirement of Law or (iii) violate any material agreement which is binding on it or its assets.

6. Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date) and (b) no Default or Event of Default has occurred and is continuing.

7. Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. This Agreement and any other Credit Document may be executed and delivered by electronic means (including electronic image, facsimile, “.pdf”, “.tif” and “.jpeg”), and thereupon such agreement, certificate or instrument shall be treated in each case and in all manner and respects and for all purposes as an original agreement, certificate or instrument and shall be considered to have the same binding legal effect as if it were an original manually-signed counterpart thereof delivered in person. No party to this Agreement or any other Credit Document shall assert the fact that electronic means were used to make or deliver a signature, or the fact that any signature, agreement, certificate or instrument was created, transmitted or communicated through the use of electronic means, as a defense to the formation, effectiveness, validity or enforceability of any such agreement, certificate or instrument.

8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:     TRACTOR SUPPLY COMPANY,
a Delaware corporation

By:
Name: Kurt D. Barton
Title: Executive Vice President and Chief   Financial Officer

SUBSIDIARY
GUARANTORS:    TRACTOR SUPPLY CO. OF MICHIGAN, LLC,
a Michigan limited liability company

By: Tractor Supply Company, a Delaware corporation, its sole member

By:
Name: Kurt D. Barton
Title: Executive Vice President and Chief Financial Officer

TRACTOR SUPPLY CO. OF TEXAS, LP,
a Texas limited partnership

By: Tractor Supply Company, a Delaware corporation, its General Partner

By:
Name: Kurt D. Barton
Title: Executive Vice President and Chief
Financial Officer

ADMINISTRATIVE
AGENT:   WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

LENDERS:   WELLS FARGO BANK, NATIONAL ASSOCIATION,
           as Lender, Swingline Lender and Issuing Lender

           By:
Name:
Title:

REGIONS BANK,
           as Lender

           By:
Name:
Title:

BANK OF AMERICA, N.A.,
           as Lender

           By:
Name:
Title:

           FIFTH THIRD BANK, NATIONAL ASSOCIATION,
           as Lender

           By:
Name:
Title:

           U.S. BANK, NATIONAL ASSOCIATION,
           as Lender

           By:
Name:
Title:

           TRUIST BANK,
           as Lender

           By:
Name:

Title:

PNC BANK, NATIONAL ASSOCIATION,
           as Lender

           By:
Name:
Title:

           PINNACLE BANK,
           as Lender

           By:
Name:
Title:

TRACTOR SUPPLY COMPANY

SCHEDULE 11.1

NOTICE ADDRESSES

TRACTOR SUPPLY COMPANY
5401 Virginia Way
Brentwood, TN 37027

ADMINISTRATIVE AGENT AND ISSUING LENDER:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd.
Charlotte, NC 28262